                                                                     Exhibit 3.4

                              PURCHASE AGREEMENT

          This PURCHASE AGREEMENT (this "Agreement"), dated as of June 16, 2000,
                                         ---------
is entered into by and between Bid.com International Inc., a corporation organized under the laws of Ontario, Canada (the "Company"), with offices at
                                                  -------
6725 Airport Road, Suite 301, Mississauga, Ontario, Canada, L4V1V2 and Acqua Wellington Value Fund Ltd., a limited liability company organized under the laws of the Commonwealth of the Bahamas, with offices c/o Mees Pierson Fund Services (Bahamas) Ltd., Montague Sterling Centre, East Bay Street, P. O. Box SS-6238, Nassau, Bahamas (the "Buyer"), for the purchase and sale of shares of the common shares, no par value per share (the "Common Stock"), of the Company by the
                                     ------------
Buyer, in the manner, and upon the terms, provisions and conditions set forth in this Agreement.

          WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Buyer and Buyer shall purchase shares of Common Stock and warrants to purchase additional shares of Common Stock (the "Warrants"); and
                                        --------

          WHEREAS, such purchase and sale will be made in reliance upon the provisions of Section 4(2) and Rule 506 of Regulation D ("Regulation D") of the
                                                          ------------
United States Securities Act of 1933, as amended and regulations promulgated thereunder (the "Securities Act"), or upon such other exemption from the
                 --------------
registration requirements of the Securities Act as may be available with respect to any or all of the purchases of Common Stock to be made hereunder.

          NOW, THEREFORE, in consideration of the representations, warranties and agreements contained herein and other good and valuable consideration, the receipt and legal adequacy of which is hereby acknowledged by the parties, the Company and the Buyer hereby agree as follows:

          1.   Purchase Price.
               --------------

               (a) Upon the following terms and subject to the conditions contained herein, the Buyer hereby purchases 900,790 shares of the Company's Common Stock (the "Shares") and Warrants to purchase 360,316 shares of Common
                   ------
Stock (the "Warrants"; together with the shares "Units") at a per Unit price of
            --------                             -----
$2.3313 and for an aggregate purchase price for all Units of $2,100,000 (the "Purchase Price").
 --------------

               (b) The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a sufficient number of its authorized but unissued shares of its Common Stock, to effect the issuance of the Shares and exercise of the Warrants. Any shares of Common Stock issuable upon exercise of the Warrants (and such shares when issued) are herein referred to as the "Warrant Shares". The Shares, the Warrants and the Warrant Shares are sometimes collectively referred to as the "Securities".

          (c) The closing under this Agreement shall take place at the offices of the Parker Chapin LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174 at 1:00 p.m. (eastern time) upon the satisfaction of each of the conditions set forth in Section 5 hereof (the "Closing Date").
                                               ------------

     2.   Representations, Warranties and Covenants of the Buyer.  The Buyer
          ------------------------------------------------------
represents and warrants to the Company, and covenants for the benefit of the Company, as follows:

          (a) This Agreement has been duly authorized, validly executed and delivered by the Buyer and is a valid and binding agreement and obligation of the Buyer enforceable against the Buyer in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and the Buyer has full power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder;

          (b) The Buyer has received and carefully reviewed copies of the Public Documents (as hereinafter defined). The Buyer understands that no Federal, state, local or foreign governmental body or regulatory authority has made any finding or determination relating to the fairness of an investment in any of the Securities and that no Federal, state, local or foreign governmental body or regulatory authority has recommended or endorsed, or will recommend or endorse, any investment in any of the Securities. The Buyer, in making the decision to purchase the Shares and the Warrants, has relied upon independent investigation made by it and has not relied on any information or representations made by third parties;

          (c) The Buyer understands that the Shares and the Warrants are being offered and sold to it in reliance on specific provisions of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein for purposes of qualifying for exemptions from registration under the Securities Act, and applicable state securities laws;

          (d) The Buyer is an "accredited investor" as defined under Rule 501 of Regulation D promulgated under the Securities Act;

          (e) The Buyer (i) is and will be acquiring the Shares and the Warrants for such Buyer's own account, and not with a view to any resale or distribution of the Shares or the Warrants in whole or in part, in violation of the Securities Act or any applicable securities laws and (ii) has not offered or sold any of the Securities and has no present intention or agreement to divide any of the Securities with others for purposes of selling, offering, distributing or otherwise disposing of any of the Securities;

          (f) The offer and sale of the Securities is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) and Regulation D promulgated under the Securities Act. The Buyer understands that the Shares and the Warrants purchased hereunder have not been, and may never be, registered under the Securities Act; that none of the Securities can be sold, transferred, assigned, pledged or subjected to any lien or security interest unless they are first registered under the Securities Act and such state and other securities laws as may be applicable or in the opinion of counsel for the Company an exemption from registration under the Securities Act is available (and then the Securities may be sold, transferred, assigned, pledged or subjected to a lien or security interest only in compliance with such exemption and all applicable state and other securities laws); and that the following legends will be placed upon the certificate for the Securities:

          " THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE EXERCISED BY OR ON BEHALF OF ANY U.S. PERSON, OR SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THAT ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR BID.COM INTERNATIONAL INC. (THE "COMPANY") SHALL HAVE RECEIVED AN OPINION, IN FORM, SCOPE AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY, OF COUNSEL WHO IS REASONABLY ACCEPTABLE TO THE COMPANY THAT REGISTRATION OF SUCH SECURITIES UNDER THAT ACT AND UNDER THE PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN QUALIFIED FOR DISTRIBUTION AND SALE WITHIN THE PROVINCE OF ONTARIO, CANADA AND MAY NOT BE DISTRIBUTED OR SOLD IN SUCH PROVINCE OR TO A RESIDENT THEREOF FOR A PERIOD OF NINETY (90) DAYS FOLLOWING THE DATE OF ISSUANCE OF THIS CERTIFICATE EXCEPT
          (A) PURSUANT TO A PROSPECTUS FOR WHICH A RECEIPT HAS BEEN ISSUED BY THE ONTARIO SECURITIES COMMISSION OR (B) PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH PROSPECTUS REQUIREMENT."

          (g) The Buyer (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company; and (ii) recognizes that such Buyer's investment in the Company involves a high degree of risk;

          (h) The Buyer is capable of evaluating the risks and merits of an investment in the Securities by virtue of its experience as an investor and its knowledge, experience, and sophistication in financial and business matters and such Buyer is capable of bearing the entire loss of its investment in the Securities; and

          (i) The Buyer is neither a registered broker-dealer nor an affiliate of a registered broker-dealer.

     3.   Representations, Warranties and Covenants of the Company.  The Company
          --------------------------------------------------------
represents and warrants to the Buyer, and covenants for the benefit of the Buyer, as follows:

          (a) The Company has been duly incorporated and is validly existing and in good standing under the laws of the province of Ontario, Canada, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to register or qualify is not reasonably anticipated to have a Material Adverse Effect. For purposes of this agreement, "Material Adverse Effect" shall mean any effect on the business, results of operations, prospects, assets or financial condition of the Company that is material and adverse to the Company and its subsidiaries, taken as a whole and/or any condition, circumstance, or situation that would prohibit the Company from entering into and performing any of its obligations under this Agreement in any material respect;

          (b) The Company has furnished the Buyer with copies of the Company's most recent Annual Report on Form 20-F (the "Form 20-F") filed with the
                                             ---------
Commission, its Form 6-K for the quarterly period ended March 30, 2000 (the "Form 6-K"; collectively with the Form 20-F, the "Public Documents"). The
 --------                                         ----------------
Public Documents at the time of their filing did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading provided, however, that the Form 6-K
                                           --------  -------
does not contain, and is not required to contain, a "Management's Discussion and Analysis of Financial Condition and Results of Operations" section;

          (c) The Shares have been duly authorized by all necessary corporate action and, when paid for by the Buyer and issued in accordance with the terms hereof, the Shares shall be validly issued, will be fully paid and non-assessable. The Warrant and the Warrant Shares have been duly authorized by all necessary corporate action and, when the Warrant Shares are issued in accordance with the terms of the Warrant, such Warrant Shares shall be validly issued, fully paid and non-assessable, and the Buyer shall be entitled to all rights accorded to a holder of Common Stock;

          (d) This Agreement has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement and obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and the Company has full power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder;

          (e) The execution and delivery of this Agreement and the Registration Rights Agreement, the issuance of any of the Securities and the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement by the Company, will not (i) conflict with or result in a breach of or a default under any of the terms or provisions of, (A) the Company's certificate of incorporation or by-laws, or (B) of any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its material properties or assets is bound, any material provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, Federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, or any of its material properties or assets or
(ii) result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject except in the case of clauses (i)(B) or (ii) for any conflict, breach, or default or any lien, charge, or encumbrance which is reasonably likely to have a Material Adverse Effect;

          (f) The sale and issuance of the Shares in accordance with the terms and on the basis of the representations and warranties set forth in this Agreement will be exempt from the registration requirements of the Securities Act.

          (g) Except as disclosed on Schedule 4(g) hereto, and based upon the
                                     -------------
representations and warranties of the Buyer set forth herein, no authorization, approval, filing with or consent of any governmental body is required for the issuance and sale of the Securities to the Buyer pursuant to this Agreement;

          (h) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending against or affecting the Company, or any of its properties, which would reasonably be anticipated to result in a Material Adverse Effect;

          (i) Subsequent to the dates as of which information is given in the Public Documents, except as contemplated herein, the Company has not incurred any material liabilities or material obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business;

          (j) The Company has sufficient title and ownership of all trademarks, service marks, trade names, copyrights, patents, trade secrets and other proprietary rights ("Intellectual Property") necessary for its business as now
                     ---------------------
conducted and as proposed to be conducted as described in the Public Documents except for any of the foregoing, the absence of which would not reasonably be likely to result in a Material Adverse Effect and, to its knowledge without any conflict with or infringement of the rights of others. Except as set forth in the Public Documents, there are no material outstanding options, licenses or agreements of any kind relating to the Intellectual Property, nor is the Company bound by or party to any material options, licenses or agreements of any kind with respect to the Intellectual Property of any other person or entity;

          (k) The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares and the Warrants hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act and any other applicable federal and state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any of the Securities;

          (l) Neither this Agreement or the Schedules hereto nor the Registration Rights Agreement or Warrant contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

          (m) The authorized capital stock of the Company and the shares thereof issued and outstanding as of May 31, 2000 are set forth on Schedule 3(m)
                                                           -------------
attached hereto. All of the outstanding shares of the Company's Common Stock have been duly and validly authorized, and are fully paid and non-assessable. Except as set forth in this Agreement, the Public Documents or on Schedule 3(m)
                                                                  -------------
attached hereto, as of May 31, 2000, no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in this Agreement, in the Public Documents or on Schedule 3(m) as of the date hereof,
                                         -------------
there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities, as of the date hereof, the Company is not a party to any agreement granting registration rights to any person with respect to any of its equity or debt securities. The Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. The offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable federal and state securities laws, and no stockholder has a right of rescission or damages with respect thereto which is reasonably likely to have a Material Adverse Effect. The Company has furnished or made available to the Buyer true and correct copies of the

Company's Certificate of Incorporation as in effect on the date hereof (the "Certificate"), and the Company's Bylaws as in effect on the date hereof (the "Bylaws").

     4.   Conditions Precedent: The obligations hereunder of both the Company
          --------------------
and the Buyer to enter into this Agreement is subject to their satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Company's and the Buyer's sole benefit respectively, and they may waive their own rights at any time in their sole discretion.

          (a) The parties shall have executed and delivered this Agreement and the Registration Rights Agreement.

          (b) The Company shall have delivered certificates evidencing the Shares and the Warrants to the Buyer.

          (c) The Buyer shall have delivered to the Company immediately available funds as payment in full of the Purchase Price for the Shares and the Warrants.

          (d) The Buyer shall have received a legal opinion in substantially the form annexed hereto as Exhibit A.

     5.   Indemnification.
          ---------------

          (a) The Company hereby agrees to indemnify and hold harmless the Buyer and its officers, directors, shareholders, employees, agents and attorneys against any and all losses, claims, damages, liabilities and reasonable expenses incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person, to which any such indemnified party may become subject, insofar as such losses, claims, demands, liabilities and expenses arise out of or are based upon any breach of any representation or warranty made by the Company in this Agreement.

          (b) The Buyer hereby agrees to indemnify and hold harmless the Company and its officers, directors, shareholders, employees, agents and attorneys against any and all losses, claims, damages, liabilities and expenses incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person, to which any such indemnified party may become subject under the Securities Act, or under any other statute, at common law or otherwise, insofar as such losses, claims, demands, liabilities and expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact made by the Buyer, (ii) any omission or alleged omission of a material fact with respect to the Buyer or (iii) any breach of any representation, warranty or agreement made by the Buyer in this Agreement.

     6.   Governing Law; Consent to Jurisdiction.  This Agreement shall be
          --------------------------------------
governed by and interpreted in accordance with the laws of the State of New York without giving effect to the rules governing the conflicts of laws. Each of the parties consents to the exclusive jurisdiction of the Federal courts whose districts encompass any part of the County of New York located in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party waives its right to a trial by jury. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein or its agent. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

     7.   Notices.  All notices and other communications provided for or
          -------
permitted hereunder shall be made in writing by hand delivery, express overnight courier, registered first class mail, or telecopier, initially to the address set forth below, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section.

               (a)  if to the Company:

                    Bid.com International Inc.
                    6725 Airport Road, Suite 301
                    Mississauga, Ontario
                    L4V1V2
                    Tel. No.: (905) 672-7467
                    Fax No.:  (905) 672-7514
                    Attn: Jeff Lymburner

                    with a copy to:

                    Gowlings
                    Commerce Court West, Suite 4900
                    Toronto, Canada
                    M5L 1J3
                    Attn: Neil J.F. Steenberg, Esq.
                    Fax No.: (416) 862-7661

                    Baer Marks & Upham LLP
                    805 Third Avenue
                    New York, New York  10022
                    Attn: Steven S. Pretsfelder, Esq.
                    Fax No.: (212) 702-5941


               (b)  if to the Buyer:

                    Acqua Wellington Value Fund Ltd.
                    c/o Mees Pierson Fund Services (Bahamas) Ltd.
                    Montague Sterling Centre

                    East Bay Street, P. O. Box SS-6238
                    Nassau, Bahamas
                    Attention:  Anthony L.M. Inder Rieden
                    Tel. No.: (242) 394-2700
                    Fax No.:  (242) 394-9667

                    with a copy to:

                    Parker Chapin LLP
                    The Chrysler Building
                    405 Lexington Avenue
                    New York, New York 10174
                    Attention:  Christopher S. Auguste
                    Tel. No.: (212) 704-6000
                    Fax No.:  (212) 704-6288

     All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; or when actually received or refused if sent by other means.

     8.   Entire Agreement. This Agreement, the Registration Rights Agreement
          ----------------
and the Warrants, when issued, constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous oral or written proposals or agreements relating thereto all of which are merged herein. This Agreement may not be amended or any provision hereof waived in whole or in part, except by a written amendment signed by both of the parties.

     9.   Counterparts. This Agreement may be executed by facsimile signature
          ------------
and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                 [end of page]

     IN WITNESS WHEREOF, this Agreement was duly executed on the date first written above.


                                      BID.COM INTERNATIONAL INC.



                                      By:_______________________________________
                                         Name:  Jeff Lymburner
                                         Title: Director, CEO and President



                                      ACQUA WELLINGTON VALUE FUND LTD.



                                      By:_______________________________________
                                         Name:
                                         Title:

                                 SCHEDULE 3(m)
                                 -------------


Authorized Capital Stock - An unlimited number of common shares, no par value per share

Issued and Outstanding Capital Stock - 53,078,854 common shares

Total Options and Warrants Outstanding - 6,700,986/1/

                                        The Company has issued certain warrants
that contain anti-dilution provisions, and as a result of these anti-dilution provisions, the Company may become bound to issue additional shares of capital stock.



______________________
/1/ In addition, there is a warrant outstanding exercisable into an aggregate of $1,000,000 of the Company's common shares, based on the market price of the shares upon exercise of the warrant.